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As filed with the Securities and Exchange Commission on May 5, 2015

Registration No. 333-203111

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment No. 1
to

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The J.G. Wentworth Company
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6199 (Primary Standard Industrial Classification Code Number)	46-3037859 (I.R.S. Employer Identification No.)

201 King of Prussia Road, Suite 501
Radnor, Pennsylvania 19087-5148
(484) 434-2300
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

Stephen Kirkwood, Esq.
Executive Vice President, General Counsel and Corporate Secretary
201 King of Prussia Road, Suite 501
Radnor, Pennsylvania 19087-5148
(484) 434-2300
(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent For Service)

(Copies of all communications, including communications sent to agent for service)
 Andrea L. Nicolas, Esq.
Steven J. Daniels, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000

Approximate Date of Commencement of Proposed Sale to the Public:
From time to time after the effective date of this registration statement.

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Per Share Offering Price(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Class A common stock, par value $0.00001 per share	11,641,639	$9.92	$115,485,058.88	$13,419.36

	668,476	$9.92	$6,631,281.92	$770.55

Total	12,310,115		$122,116,340.80	$14,189.92(3)

(1)
This registration statement registers (a) the issuance by The J.G. Wentworth Company (the "Company") from time to time of up to 9,806,539 shares (the "Exchange Shares") of Class A common stock, par value $0.00001 per share (the "Class A Shares"), in the aggregate to the holders of an equivalent number of common membership interests of The J.G. Wentworth Company, LLC (the "JGW Common Interests") upon the exchanges by such holders of such JGW Common Interests for Class A Shares, (b) the sale by such holders from time to time of up to 10,574,322 Class A Shares in the aggregate, of which 610,577 Class A Shares (the "Existing Shares") were previously issued to such selling stockholders upon exchange of an equivalent number of JGWPT Common Interests but which have not yet been sold by such selling stockholders, (c) the issuance by the company to, and the sale by, a selling stockholder from time to time of up to the 966,434 Class A Shares (the "Warrant Shares") issuable to such selling stockholder upon exercise of the equivalent number of warrants held by such selling stockholder, and (d) the sale by certain of the selling stockholders from time to time of up to the 769,359 Class A Shares currently held by such selling stockholders, 100,883 of which were previously registered for sale by such selling stockholders pursuant to the Original Registration Statement (as defined below) (the "Original Resale Shares"). The Exchange Shares, the Existing Shares, the Warrant Shares and the Original Resale Shares (collectively, the "Original Shares") were previously registered pursuant to a Registration Statement on Form S-1 (Reg. No. 333-196146), which registration statement was originally filed on May 21, 2014 and was declared effective on September 11, 2014 (the "Original Registration Statement"). In accordance with Rule 429 under the Securities Act, the prospectus contained herein also relates to and will be used in connection with the offer and sale of the Original Shares covered by the Original Registration Statement. In accordance with Rule 416 promulgated under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and the maximum aggregate offering price are based on the average of the high and low sales price of the Class A Shares on March 25, 2015, as reported on the New York Stock Exchange.

(3)
Previously paid in connection with the initial filing of this registration statement, including amounts offset from the Original Registration Statement.

             The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This registration statement on Form S-1 carries forward an aggregate of 11,641,639 Class A Shares, or the Original Shares, previously registered pursuant to a registration statement on Form S-1 (Reg. No. 333-196146), which registration statement was originally filed on May 21, 2014 and was declared effective on September 11, 2014, or the Original Registration Statement, that are yet to be issued to such selling stockholders upon exchange of an equivalent number of JGWPT Common Interests by such selling stockholders or were issued to such selling stockholders but which have not yet been sold by such selling stockholders. Pursuant to Rule 429 under the Securities Act, we are filing a single prospectus in this registration statement in order to satisfy the requirements of the Securities Act and the rules and regulations thereunder for this offering and the offering registered on the previously filed registration statement. The combined prospectus in this registration statement is both (a) a new registration statement with respect to the offer and sale of 668,476 Class A Shares that may be offered by the selling stockholders named herein and (b) a Post-Effective Amendment No. 1 to the Original Registration Statement with respect to offer and sale of the Original Shares by certain of the selling stockholders named therein.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 5, 2015

P R O S P E C T U S

UP TO 12,310,115 CLASS A SHARES

Class A Common Stock

        This prospectus relates to:

  •
  up to an aggregate of 9,806,539 shares of Class A common stock, par value $0.00001 per share, or the Class A Shares, that may be issued by us from time to time pursuant to this prospectus to certain holders of common membership interests in The J.G. Wentworth Company, LLC, or the JGW Common Interests, named as selling stockholders in this prospectus upon the exchanges by such selling stockholders of an equal number of such JGW Common Interests (and the redemption of an equivalent number of shares of Class B common stock, par value $0.00001 per share, or the Class B Shares held by the selling stockholders),

  •
  the sale by such selling stockholders of up to an aggregate of 10,574,322 Class A Shares from time to time pursuant to this prospectus (of which 610,577 Class A Shares are outstanding as of the date of this prospectus, having been previously issued to such selling stockholders upon the exchange of Common Interests (and redemption of Class B Shares) held by such selling stockholders),

  •
  the issuance by us to, and the sale by, a selling stockholder of up to 966,434 Class A Shares issuable to such selling stockholder upon exercise of the warrants held by such selling stockholder, and

  •
  the sale by certain of the selling stockholders of up to 769,359 Class A Shares currently held by such selling stockholders.

        The Class A Shares offered hereby may be sold through one or more underwriters, broker dealers or agents. If the Class A Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The Class A Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See "Plan of Distribution" herein.

        We will not receive any cash proceeds from the issuance to any selling stockholder of Class A Shares upon the exchange by such selling stockholder of JGW Common Interests or from any sale of Class A Shares by any selling stockholder.

        Our Class A Shares are traded on the New York Stock Exchange, or the NYSE, under the symbol "JGW." On                    , 2015, the NYSE official closing price of our Class A common stock was $          per share.

        We are an "emerging growth company" under applicable federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

        Investing in our Class A Shares involves risks that are described in the "Risk Factors" section beginning on page 4 of this prospectus.

        Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                    , 2015

        We are responsible for the information contained in this prospectus and in any related free-writing prospectus we may prepare or authorize to be delivered to you. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not, and the selling stockholders are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

ABOUT THIS PROSPECTUS

Incorporation by Reference

        As permitted under the rules of the SEC, this prospectus incorporates important business information about us that is contained in documents that we file with the SEC but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as from us. See "Where You Can Find More Information" and "Incorporation of Certain Information By Reference" in this prospectus.

Trademarks, Service Marks and Copyrights

        We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. In addition, our names, logos and website names and addresses are our service marks or trademarks. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. Some of the trademarks we own or have the right to use include "J.G. Wentworth" and "Peachtree Financial Solutions." We also own or have the rights to copyrights that protect the content of our products. Solely for convenience, the trademarks, service marks, tradenames and copyrights referred to in this prospectus are listed without the ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and tradenames.

Certain Definitions

        "Exchange Act" means the Securities Exchange Act of 1934.

        "IPO" means the initial public offering of 11,212,500 of our Class A Shares consummated on November 14, 2013.

        "JGW Common Interests" means the common membership interests in The J.G. Wentworth Company, LLC.

        "JOBS Act" means the Jumpstart Our Business Startups Act of 2012.

        "NYSE" means the New York Stock Exchange.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933.

i

 PROSPECTUS SUMMARY

        This summary highlights selected information contained elsewhere and incorporated by reference in this prospectus. This summary may not contain all of the information that is important to you. Before investing in our Class A Shares, you should carefully read this prospectus in its entirety, especially the risks of investing in our Class A Shares that we discuss in the "Risk Factors" section of this prospectus beginning on page 4 of this prospectus and in the documents we incorporate by reference into this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2014. The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus.

        In this prospectus, unless otherwise stated or the context otherwise requires, references to "we," "us," "our" and similar references refer, collectively, to The J.G. Wentworth Company, Inc., and unless otherwise stated, all of its subsidiaries.

Our Company

        We are a leading direct response marketer that provides liquidity to our customers by purchasing structured settlement, annuity and lottery payment streams, as well as interests in the proceeds of legal claims, in the United States. We securitize, sell or otherwise finance the payment streams that we purchase in transactions that are structured to generate cash proceeds to us that exceed the purchase price we paid for those payment streams. We have developed our leading position as a purchaser of structured settlement payments through our highly recognizable brands and multi-channel direct response marketing platform.

Corporate Information

        Our principal executive offices are located at 201 King of Prussia Road, Suite 501, Radnor, Pennsylvania 19087-5148 and our telephone number at that address is (484) 434-2300. Our website is located at http://www.jgw.com. We do not incorporate by reference into this prospectus the information on our website, and you should not consider it as part of this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus when making a decision as to whether to invest in our Class A Shares.

Implications of being an emerging growth company

        We qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. As a result, we are permitted to, and do, rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, for so long as we are an emerging growth company, we will not be required to:

  •
  engage an auditor to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

  •
  comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

  •
  submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay," "say-on-frequency" and "say-on-golden parachutes;"

  •
  disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparison of the chief executive officer's compensation to median employee compensation; or

  •
  adopt certain accounting standards until those standards would otherwise apply to private companies.

        We will remain an emerging growth company until the earliest to occur of:

  •
  our reporting $1 billion or more in annual gross revenues;

  •
  our issuance, in a three year period, of more than $1 billion in non-convertible debt;

  •
  the end of the fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million on the last business day of our second fiscal quarter; and

  •
  the end of fiscal 2018.

 THE OFFERING

Class A Shares outstanding immediately prior to the offering by us(1)	14,260,102 Class A Shares
Class A Shares to be offered by us(2)	Up to 10,772,973 Class A Shares
Class A Shares to be offered by the selling stockholders(3)	Up to 12,310,115 Class A Shares
Class A Shares outstanding immediately after this offering(1)(4)	25,190,281 Class A Shares

(1)
Excludes shares of treasury stock.

(2)
Consists of (a) up to an aggregate of 9,806,539 Class A Shares issuable upon the exchange by the holders of an equivalent number of currently outstanding JGW Common Interests, which JGW Common Interests are each paired with one share of our Class B common stock that such holders will surrender in connection with such exchange, and (b) up to an aggregate of 966,434 Class A Shares issuable upon the exercise by holders of warrants entitling the holder to purchase (i) up to 483,217 Class A Shares at an exercise price of $35.78 per share, and (ii) up to 483,217 Class A Shares at an exercise price of $63.01 per share. All such warrants are exercisable until January 8, 2022, and may not be transferred.

(3)
Consists of (a) up to an aggregate of 9,963,745 Class A Shares issuable to the selling stockholders upon their exchange of an equivalent number of currently outstanding JGW Common Interests, (b) up to 966,434 Class A Shares upon the exercise by a selling stockholder of the warrants described in footnote (2) above, (c) up to an aggregate of 610,577 Class A Shares previously issued to the selling stockholders upon their exchange of an equivalent number of JGW Common Interests, and (d) up to an aggregate of 769,359 Class A Shares currently held by certain of the selling stockholders.

(4)
The number of Class A Shares to be outstanding after this offering assumes (i) the exchange of all JGW Common Interests currently held by the selling stockholders, and (ii) the exercise of all warrants currently held by certain selling stockholders.

RISK FACTORS

        Any investment in our Class A Shares involves a high degree of risk. You should carefully consider the risks described or incorporated by reference in this prospectus before deciding whether to purchase our Class A Shares. The risks and uncertainties described or incorporated by reference in this prospectus are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occur, our business, financial condition and results of operations may be adversely affected. The risks discussed or incorporated by reference in this prospectus also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See "Special Note Regarding Forward-Looking Statements" in this prospectus.

The market price and trading volume of our Class A Shares may be volatile, which could result in rapid and substantial losses for our stockholders.

        The market price of our Class A Shares may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our Class A Shares may fluctuate and cause significant price variations to occur. The market price of our Class A Shares may fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our Class A Shares include:

  •
  variations in our quarterly or annual operating results;

  •
  changes in our earnings estimates (if provided) or differences between our actual financial and operating results and those expected by investors and analysts;

  •
  the contents of published research reports about us or our industry or the failure of securities analysts to cover our Class A Shares;

  •
  additions or departures of key management personnel;

  •
  any increased indebtedness we may incur in the future;

  •
  announcements by us or others and developments affecting us;

  •
  actions by institutional stockholders;

  •
  litigation and governmental investigations;

  •
  legislative or regulatory changes;

  •
  changes in government programs and policies;

  •
  changes in market valuations of similar companies;

  •
  speculation or reports by the press or investment community with respect to us or our industry in general;

  •
  increases in market interest rates that may lead purchasers of our shares to demand a higher yield;

  •
  announcements by us or our competitors of significant contracts, acquisitions, dispositions, strategic relationships, joint ventures or capital commitments;

  •
  general market, political and economic conditions, including any such conditions and local conditions in the markets in which we conduct our operations; and

  •
  a breach of security or a cybersecurity attack.

        These broad market and industry factors may decrease the market price of our Class A Shares, regardless of our actual operating performance. The stock market in general has from time to time experienced extreme price and volume fluctuations, including in recent months. In addition, in the past, following periods of volatility in the overall market and decreases in the market price of a company's securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management's attention and resources.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements which reflect management's expectations regarding our future growth, results of operations, operational and financial performance and business prospects and opportunities. All statements, other than statements of historical fact, are forward-looking statements. You can identify such statements because they contain words such as "plans," "expects" or "does expect," "budget," "forecasts," "anticipates," "does not anticipate," "believes," "intends," and similar expressions or statements that certain actions, events or results "may," "could," "would," "might" or "will," be taken, occur or be achieved. Although the forward-looking statements contained in this prospectus reflect management's current beliefs based upon information currently available to management and upon assumptions which management believes to be reasonable, actual results may differ materially from those stated in or implied by these forward-looking statements.

        A number of factors could cause actual results, performance or achievements to differ materially from the results expressed or implied in the forward-looking statements, including those listed in the "Risk Factors" section of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2014. These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause our actual results, performance and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly revise any forward-looking statements to reflect circumstances or events after the date of this prospectus, or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the Securities and Exchange Commission after the date of this prospectus. These risks and uncertainties include, among other things:

  •
  our ability to implement our business strategy;

  •
  our ability to continue to purchase structured settlement payments and other assets;

  •
  the compression of the yield spread between the price we pay for and the price at which we sell assets due to changes in interest rates and/or other factors;

  •
  changes in tax or accounting policies or changes in interpretation of those policies as applicable to our business;

  •
  changes in current tax law relating to the tax treatment of structured settlements;

  •
  our ability to complete future securitizations or other financings on beneficial terms;

  •
  our dependence on the opinions of certain rating agencies;

  •
  our dependence on outside parties to conduct our transactions including the court system, insurance companies, outside counsel, delivery services and notaries;

  •
  our ability to remain in compliance with the terms of our substantial indebtedness;

  •
  changes in existing state laws governing the transfer of structured settlement payments or the interpretation thereof;

  •
  availability of or increases in the cost of our financing sources relative to our purchase discount rate;

  •
  changes to state or federal, licensing and regulatory regimes;

  •
  unfavorable press reports about our business model;

  •
  our dependence on the effectiveness of our direct response marketing;

  •
  adverse judicial developments;

  •
  our ability to successfully enter new lines of business and broaden the scope of our business;

  •
  potential litigation and regulatory proceedings;

  •
  changes in our expectations regarding the likelihood, timing or terms of any potential acquisitions;

  •
  the lack of an established market for the subordinated interest in the receivables that we retain after a securitization is executed;

  •
  the impact of the March 2014 Consumer Financial Protection Bureau inquiry and any findings or regulations it issues as related to us, our industries, or products in general;

  •
  our dependence on a small number of key personnel;

  •
  our exposure to underwriting risk;

  •
  our access to personally identifiable confidential information of current and prospective customers and the improper use or failure to protect that information;

  •
  our computer systems being subject to security and privacy breaches;

  •
  the public disclosure of the identities of structured settlement holders;

  •
  our business model being susceptible to litigation;

  •
  the insolvency of a material number of structured settlement issuers; and

  •
  infringement of our trademarks or service marks.

        Although we have attempted to identify important risks and factors that could cause actual actions, events or results to differ materially from those described in or implied by our forward-looking statements, other factors and risks may cause actions, events or results to differ materially from those anticipated, estimated or intended. We cannot assure you that forward-looking statements will prove to be accurate, as actual actions, results and future events could differ materially from those anticipated or implied by such statements. Accordingly, as noted above, readers should not place undue reliance on forward-looking statements. These forward-looking statements are made as of the date of this prospectus and, except as required by law, we assume no obligation to update or revise them to reflect new events or circumstances.

 EXCHANGES OF JGW COMMON INTERESTS FOR CLASS A SHARES;
EXERCISE OF WARRANTS

Exchanges of JGW Common Interests for Class A Shares

        Pursuant to the operating agreement of The J.G. Wentworth Company, LLC, each JGW Common Interest is exchangeable for (i) one of our Class A Shares, or, in the case of PGHI Corp., one of our Class C Shares, or (ii) at the option of The J.G. Wentworth Company, LLC cash equal to the market value of one of our Class A Shares or Class C Shares, at any time and from time to time, subject to any applicable rules and restrictions imposed by us. To effect an exchange, a Common Interestholder must simultaneously deliver its JGW Common Interests to The J.G. Wentworth Company, LLC for cancellation and (other than PGHI Corp.) deliver a corresponding number of Class B Shares to The J.G. Wentworth Company, LLC for redemption by us. Unless The J.G. Wentworth Company, LLC exercises its option to pay cash in lieu of Class A Shares, we will deliver an equivalent number of Class A Shares to The J.G. Wentworth Company, LLC for further delivery to the exchanging holder and receive a corresponding number of newly issued JGW Common Interests. The Class B Shares surrendered by the exchanging holder will be redeemed for their $0.00001 value per share and cancelled, and the exchanging holder's surrendered JGW Common Interests will be cancelled by The J.G. Wentworth Company, LLC. As a holder exchanges his JGW Common Interests, our percentage of economic ownership of The J.G. Wentworth Company, LLC will be correspondingly increased.

Exercise of Warrants

        In connection with our IPO, the Class C Profits Interests of The J.G. Wentworth Company, LLC held by PGHI Corp. were cancelled and PGHI Corp. received warrants to purchase Class A Shares. The warrants issued in respect of the Tranche C-1 profits interests entitle the holders thereof to purchase up to 483,217 Class A Shares at an exercise price of $35.78 per share. The warrants issued in respect of the Tranche C-2 profits interests entitle the holders thereof to purchase up to 483,217 Class A Shares at an exercise price of $63.01 per share. These warrants are exercisable until January 8, 2022, and may not be transferred.

 SELLING STOCKHOLDERS

        The selling stockholders named below may offer to sell from time to time pursuant to this prospectus up to an aggregate of 12,310,115 Class A Shares. The table below describes each selling stockholder's beneficial ownership of our Class A Shares and Class B Shares (a) according to the information available to us as of the date of this prospectus and (b) assuming each selling stockholder has:

  •
  exchanged all JGW Common Interests (and, where applicable, converted all Class C Shares) held by such selling stockholder; and

  •
  exercised all warrants held by such selling stockholder; and

  •
  has resold all such Class A Shares pursuant to this prospectus.

        Each Class A Share is entitled to one vote per share on all matters submitted to a vote of our stockholders. Each Class B Share is entitled to ten votes per share on all matters submitted to a vote of our stockholders. Each holder of JGW Common Interests, other than PGHI Corp., was issued a corresponding number of Class B Shares in connection with our IPO. Upon the exchange of JGW Common Interests for Class A Shares, the holder must simultaneously deliver a corresponding number of Class B Shares to The J.G. Wentworth Company, LLC for redemption by us. The Class B Shares surrendered by the exchanging holder will be redeemed for their $0.00001 value per share and cancelled.

        Information concerning the selling stockholders may change from time to time. Any changes to the information provided below will be set forth in a supplement to this prospectus if and when necessary.

					Number of Class A Shares that may be sold in this Offering
	Beneficial Ownership Prior to this Offering(1)					Beneficial Ownership After this Offering(1)(2)
Name and Address of Selling Stockholder(3)	Number of Class A Shares	Number of Class B Shares	Percentage of Class A Shares	Percentage of Class B Shares		Number of Class A Shares	Number of Class B Shares	Percentage of Class A Shares	Percentage of Class B Shares
Dallas Aaron†	—	4,431	—	*	4,431	—	—	—	—
Eyal Ardity†	5,541	—	*	—	5,541	—	—	—	—
Loredana Astillero†	—	664	—	*	664	—	—	—	—
Paul Benk†	2,216	—	*	—	2,216	—	—	—	—
Steven M. Berkeley†	2,216	—	*	—	2,216	—	—	—	—
Lori Borowski†	—	18,705	*	*	18,705	—	—	—	—
Victor F. Burgess†	—	3,849	—	*	3,849	—	—	—	—
Joseph Butch†	—	3,325	—	*	3,325	—	—	—	—
Alberto Cairo†	2,771	—	*	—	2,771	—	—	—	—
California Public Employees' Retirement System(4)	6,583	—	*	—	6,583	—	—	—	—
Ana Sofia Carr†	—	211	—	*	211	—	—	—	—
John Crilley†	—	9,541	—	*	9,541	—	—	—	—
Lauren Crilley†	—	4,522	—	*	4,522	—	—	—	—
Joe Colangelo†	—	5,871	—	*	5,871	—	—	—	—
Richard M. Connelly†	—	16,450	—	*	16,450	—	—	—	—
Vincent Cruz†	—	821	—	*	821	—	—	—	—
Eugene Davis(5)	7,344	—	*	—	7,344	—	—	—	—
Alfred DeLeo	7,344	—	*	—	7,344	—	—	—	—
Dante Desantis†	1,316	3,325	*	*	4,641	—	—	—	—
Christopher S. Fisher†	—	4,596	—	*	4,596	—	—	—	—
Marc Franzen†	—	1,056	—	*	1,056	—	—	—	—
Jennifer Gambol†	—	1,065	—	*	1,065	—	—	—	—
Roger Gasper†	426	1,704	*	*	2,130	—	—	—	—
Samuel I. Gottesman†	—	28,306	—	*	28,306	—	—	—	—
Lindsay Grass†	—	4,596	—	*	4,596	—	—	—	—
James Grugan†	—	9,249	—	*	9,249	—	—	—	—
Mark Hall†	—	8,641	—	*	8,641	—	—	—	—
Steven Harris†	—	14,622	—	*	14,622	—	—	—	—
Mark Haslam†	—	22,432	—	*	22,432	—	—	—	—

					Number of Class A Shares that may be sold in this Offering
	Beneficial Ownership Prior to this Offering(1)						Beneficial Ownership After this Offering(1)(2)
Name and Address of Selling Stockholder(3)	Number of Class A Shares	Number of Class B Shares	Percentage of Class A Shares	Percentage of Class B Shares			Number of Class A Shares	Number of Class B Shares	Percentage of Class A Shares	Percentage of Class B Shares
Thomas M. Hemler†	—	4,433	—	*	4,433		—	—	—	—
Kyle Hennessey†	3,397	8,853	*	*	12,250		—	—	—	—
Douglas Hoffman†	—	8,362	—	*	8,362		—	—	—	—
Ronald Houser†	—	3,073	—	*	3,073		—	—	—	—
JLL Fund V AIF II L.P.(6)	668,476	—	*	—	688,476		—	—	—	—
JLL JGW Distribution, LLC(7)	—	229,235	*	2.15%	229,235		—	—	—	—
JLL Associates V, L.P.(8)	100,883	2,093,286	*	19.60%	2,194,169	(9)	—	—	—	—
JLL Fund V AIF I, L.P.(10)	—	6,535,973	*	61.20%	6,535,973	(9)	—	—	—	—
JGW Holdco, LLC(11)	—	8,400,024	*	78.65%	8,400,024		—	—	—	—
Amy Kaufman†	1,662	—	*	—	1,662		—	—	—	—
Michael Kelly†	1,030	1,186	*	*	2,216		—	—	—	—
Ann Kirk†	887	1,329	*	*	2,216		—	—	—	—
Stephen A. Kirkwood†	—	46,372	—	*	46,372		—	—	—	—
Martin Kushner†	—	77,278	—	*	77,278		—	—	—	—
Joshua Kyler†	—	22,432	—	*	22,432		—	—	—	—
Latitude CLO I, LTD(12)	9,752	—		—	9,752		—	—	—	—
Latitude CLO II, LTD(13)	9,752	—	*	—	9,752		—	—	—	—
Latitude CLO III, LTD(14)	9,752	—	*	—	9,752		—	—	—	—
Brian N. Lawlor†	—	50,139	—	*	50,139		—	—	—	—
Howard Lee†	—	22,432	—	*	22,432		—	—	—	—
Shawn Leonetti†	—	266	—	*	266		—	—	—	—
Debra Maher†	—	211	—	*	211		—	—	—	—
Keith G. Mayer†	—	22,101	—	*	22,101		—	—	—	—
Adam McAllister†	—	1,063	—	*	1,063		—	—	—	—
Joseph McEntee†	—	3,266	—	*	3,266		—	—	—	—
Jacqueline McLeod-Cephas†	1,727	265	*	*	1,992		—	—	—	—
Susan Messner†	—	42	—	*	42		—	—	—	—
Sharon Miller†	—	27,706	—	*	27,706		—	—	—	—
Alistair Murphy†	5,937	1,152	*	*	7,089		—	—	—	—
Nomura US Attractive Yield Corporate Bond Fund Mother Fund(15)	35,351	—	*	—	35,351		—	—	—	—
John F. O'Donovan†	—	22,432	—	*	22,432		—	—	—	—
Sean O'Reilly†	—	21,302	—	*	21,302		—	—	—	—
OWS 1 Blocker I Corp.(16)	—	1,626	—	*	1,626		—	—	—	—
OWS II Blocker 1 Corp.(17)	—	4,876	—	*	4,876		—	—	—	—
Roy R Parker†	—	24,486	—	*	24,486		—	—	—	—
Ankur Patel†	—	8,641	—	*	8,641		—	—	—	—
Michael Pavelic†	990	2,659	*	*	3,649		—	—	—	—
Aaron Pendergast†	—	22,432	—	*	22,432		—	—	—	—
Dwight Perry†	7,500	13,424	*	*	20,924
PGHI Corp.(18)	—	—	—	—	966,434		—	—	—	—
Lori Pick†	—	1,146	—	*	1,146		—	—	—	—
R3 Capital Partners Master, L.P.(19)	71,437	—	*	—	71,437		—	—	—	—
Spencer Raynor-Smith†	—	1,329	—	*	1,329		—	—	—	—
David Robinson†	—	22,433	—	*	22,433		—	—	—	—
Michael Rodden†	—	2,216	—	*	2,216		—	—	—	—
Clifton R. Satchell†	—	2,437	—	*	2,437		—	—	—	—
John Schwab†	—	63,906	*	*	63,906		—	—	—	—
George Schwartz†	—	4,696	—	*	4,696		—	—	—	—
Michael C. Schwartz†	—	841	—	*	841		—	—	—	—
Randi A. Sellari†	—	426,332	*	3.99%	426,332		—	—	—	—
Stefano Sola†	—	173,424	*	1.62%	173,424		—	—	—	—
Stichting Pensioenfonds Hoogovens(20)	1,219	—	*	—	1,219		—	—	—	—
The Regents of the University of California(21)	7,314	—	*	—	7,314		—	—	—	—
Alice Thompson†	—	1,328	—	*	1,328		—	—	—	—
Chenille Truitt†	—	3,073	—	*	3,073		—	—	—	—
Rodney C. Turner†	4,000	3,058	*	*	7,058		—	—	—	—
Mathew A. Urbanovich†	731	16,161	*	*	16,892		—	—	—	—
Inna Vilenska†	—	3,073	—	*	3,073		—	—	—	—

					Number of Class A Shares that may be sold in this Offering
	Beneficial Ownership Prior to this Offering(1)					Beneficial Ownership After this Offering(1)(2)
Name and Address of Selling Stockholder(3)	Number of Class A Shares	Number of Class B Shares	Percentage of Class A Shares	Percentage of Class B Shares		Number of Class A Shares	Number of Class B Shares	Percentage of Class A Shares	Percentage of Class B Shares
Daniel P Whitman†	—	3,100	—	*	3,100	—	—	—	—
Edward Yi†	887	1,329	—	*	2,216	—	—	—	—
Derek Yoder†	2,614	486	*	*	3,100	—	—	—	—
Eric Youngblood†	—	4,236	—	*	4,236	—	—	—	—
Betsy Zepeda†	—	399	—	*	399	—	—	—	—
Jenine Berry†	—	42	—	*	42	—	—	—	—
Michael Bezak†	—	531	—	*	531	—	—	—	—
Jessica Daugherty†	—	399	—	*	399	—	—	—	—
Bara A Goldberg†	—	1,330	—	*	1,330	—	—	—	—
Andrew May†	—	42	—	*	42	—	—	—	—
David Miller†(22)	398,881	1	*	*	398,882	—	—	—	—
Elizabeth Stranzl†	—	5,317	—	*	5,317	—	—	—	—

*
Less than 1%.

†
Indicates current or former employee.

(1)
Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares. In calculating the number of shares beneficially owned by each selling stockholder prior to and after this offering, we have based our calculations on 14,260,102 Class A Shares and 10,679,661 Class B Shares, in each case outstanding as of March 30, 2015.

(2)
Assumes the sale of all Class A Shares offered by the selling stockholders pursuant to this prospectus.

(3)
Unless otherwise noted, the address for each beneficial owner listed on the table is 201 King of Prussia Road, Suite 501, Radnor, Pennsylvania 19087-5148.

(4)
The address for California Public Employees' Retirement System is c/o Nomura Corporate Research and Asset Management Inc. as Investment Advisor, 309 W. 49th Street, 19th Floor, New York, New York 10019-7316.

(5)
Mr. Davis was previously on our Board of Directors, but resigned from the Board on November 5, 2013.

(6)
JLL Associates V, L.P., a Delaware limited partnership ("Associates V"), is the general partner of JLL Fund V AIF II, L.P. JLL Associates G.P. V, L.L.C., a Delaware limited liability company, is the general partner of Associates V. Mr. Levy is the sole managing member of JLL Associates G.P. V, L.L.C. As a result, Mr. Levy may be deemed to be the beneficial owner of all of the shares held by JLL JGW Distribution, LLC, with shared voting and dispositive power with regard to such shares. Mr. Levy has a pecuniary interest in only a portion of these shares. Mr. Levy is on our Board of Directors. The address for Associates V is 450 Lexington Avenue, 31st Floor, New York, New York 10017.

(7)
JLL JGW Distribution, LLC's board of managers consists of Paul S. Levy, Alexander R. Castaldi and Francisco J. Rodriguez. JLL JGW Distribution, LLC is owned by JLL Fund V AIF I, L.P., a Delaware limited partnership ("AIF I"), and Associates V. Associates V is the general partner of AIF I. JLL Associates G.P. V, L.L.C., a Delaware limited liability company, is the general partner of Associates V. Mr. Levy is the sole managing member of JLL Associates G.P. V, L.L.C. As a result, Mr. Levy may be deemed to be the beneficial owner of all of the shares held by JLL JGW Distribution, LLC, with shared voting and dispositive power with regard to such shares. Mr. Levy has a pecuniary interest in only a portion of these shares. Messrs. Castaldi and Rodriguez may also be deemed to have beneficial ownership of the shares, but they disclaim any beneficial ownership thereof. Messrs. Levy, Castaldi and Rodriguez are on our Board of Directors. The address for the JLL JGW Distribution, LLC is 450 Lexington Avenue, 31st Floor, New York, New York 10017. See footnote 7 for the maximum number of Class A Shares that may be resold by each of AIF I and Associates V. upon the occurrence of certain permitted distributions of JGW Common Interests by JGW Holdco, LLC and JLL JGW Distribution, LLC. Assuming all such distributions are made, the Class A Shares proposed to be resold by JLL JGW Distribution, LLC would instead be sold by these two entities.

(8)
JLL Associates G.P. V, L.L.C., a Delaware limited liability company, is the general partner of JLL Associates V, L.P. Mr. Paul S. Levy is the sole managing member of JLL Associates G.P. V, L.L.C. As a result, Mr. Levy may be deemed to be the beneficial owner of all of the shares held by JLL Associates V, LP, with shared voting and dispositive power with regard to such shares. Mr. Levy has a pecuniary interest in only a portion of these shares. Mr. Levy is on our Board of Directors. The address of JLL Associates V, LP is 450 Lexington Avenue, 31st Floor, New York, New York 10017.

(9)
Represents the maximum number of Class A Shares that may be received upon the exchange of an equivalent number of JGW Common Interests that may be distributed to the holder listed above pursuant to a series of permitted transfers under the LLC agreement of JGW Holdings, LLC. JGW Holdco, LLC may distribute up to 8,400,024 JGW Common Interests to its members. JLL JGW Distribution, LLC may in turn distribute up to 8,629,259 JGW Common Interests pro rata to its members such that (i) JLL Fund V AIF I, L.P. may receive up to 6,535,973 JGW Common Interests and (ii) JLL Associates V, L.P. may receive up to 2,093,286 JGW Common Interests.

(10)
JLL Associates V, L.P., a Delaware limited partnership, is the general partner of JLL Fund V AIF I, L.P., a Delaware limited partnership. JLL Associates G.P. V, L.L.C., a Delaware limited liability company, is the general partner of JLL Associates V, L.P. Mr. Paul S. Levy is the sole managing member of JLL Associates G.P. V, L.L.C. As a result, Mr. Levy may be deemed to be the beneficial owner of all of the shares held by JLL Fund V AIF I, L.P., with shared voting and dispositive power with regard to such shares. Mr. Levy has a pecuniary interest in only a portion of these shares. Mr. Levy is on our Board of Directors. The address of JLL Fund V AIF I, L.P. is 450 Lexington Avenue, 31st Floor, New York, New York 10017.

(11)
JGW Holdco, LLC's managing member is J.G. Wentworth, Inc., the board of directors of which consists of Paul S. Levy, Alexander R. Castaldi and Francisco J. Rodriguez. JGW Holdco, LLC is more than 99% owned by JLL JGW Distribution, LLC. JLL JGW Distribution, LLC's board of managers consists of Paul S. Levy, Alexander R. Castaldi and Francisco J. Rodriguez. JLL JGW Distribution, LLC is owned by AIF I and JLL Associates V, L.P. JLL Associates V, L.P., a Delaware limited partnership, is the general partner of AIF I. JLL Associates G.P. V, L.L.C., a Delaware limited liability company, is the general partner of JLL Associates V, L.P. Mr. Levy is the sole managing member of JLL Associates G.P. V, L.L.C. As a result, Mr. Levy may be deemed to be the beneficial owner of all of the shares held by JGW Holdco, LLC, with shared voting and dispositive power with regard to such shares. Mr. Levy has a pecuniary interest in only a portion of these shares. Messrs. Castaldi and Rodriguez may also be deemed to have beneficial ownership of the shares, but they disclaim any beneficial ownership thereof. Messrs. Levy, Castaldi and Rodriguez are on our Board of Directors. The address for the JGW Holdco, LLC is 450 Lexington Avenue, 31st Floor, New York, New York 10017. See footnote 7 for the maximum number of Class A Shares that may be resold by each of AIF I and JLL Associates V, L.P. upon the occurrence of certain permitted distributions of JGW Common Interests by JGW Holdco, LLC and JLL JGW Distribution, LLC. Assuming all such distributions are made, the Class A Shares proposed to be resold by JGW Holdco, LLC would instead be sold by these two entities.

(12)
Voting and dispositive power over the securities held by Latitude CLO I, LTD is exercised by Kirk Wallace. The address for Latitude CLO I, LTD is 1850 Gateway Drive, Suite 650, San Mateo, California 94404.

(13)
Voting and dispositive power over the securities held by Latitude CLO II, LTD is exercised by Kirk Wallace. The address for Latitude CLO II, LTD is 1850 Gateway Drive, Suite 650, San Mateo, California 94404.

(14)
Voting and dispositive power over the securities held by Latitude CLO III, LTD is exercised by Kirk Wallace. The address for Latitude CLO III, LTD is 1850 Gateway Drive, Suite 650, San Mateo, California 94404.

(15)
Voting and dispositive power over the securities held by Nomura US Attractive Yield Corporate Bond Fund Mother Fund is exercised by Stephen Kotsen, as Managing Director of Nomura Corporate Research and Asset Management Inc. The address for Nomura US Attractive Yield Corporate Bond Fund Mother Fund is c/o Nomura Corporate Research and Asset Management Inc. as Investment Advisor, 309 W. 49th Street, 19th Floor, New York, New York 10019-7316.

(16)
The beneficial owner of OWS 1 Blocker I Corp. is Tom Birkin. The address for OWS 1 Blocker I Corp. is Corporation Trust Center, 1029 Orange Street, Wilmington, Delaware 19801.

(17)
The beneficial owner of OWS II Blocker 1 Corp. is Tom Birkin. The address for OWS II Blocker 1 Corp. is Corporation Trust Center, 1029 Orange Street, Wilmington, Delaware 19801.

(18)
Voting and dispositive power over the securities held by PGHI Corp. is exercised by Neal Pomroy and Jennie Benza, directors of PGHI Corp. The address for PGHI Corp. is 5805 State Bridge Road, Suite G-450, Johns Creek, GA 30097. Mr. Pomroy is on our Board of Directors.

(19)
BlackRock, Inc. is the ultimate parent holding company of certain advisory subsidiaries that have power to vote or dispose of the securities referenced herein. A portion of such securities are for the benefit of R3 Capital Partners Master, L.P. (the "BlackRock Fund"), for which BlackRock Investment Management, LLC acts as Investment Manager. On behalf of BlackRock Investment Management, LLC, the Investment Manager of the BlackRock Fund, Rick Rieder, as a Managing Director of BlackRock Investment Management, LLC, has voting and investment power over such securities. Rick Rieder expressly disclaims beneficial ownership of all shares held by the BlackRock Fund 11. The address for the BlackRock Investment Management, LLC and Rick Rieder is 55 East 52nd Street, New York, NY 10055, United States. BlackRock Fund is an affiliate of one or more registered broker-dealers. BlackRock Fund has advised us that it purchased all securities in us in the ordinary course of business and, at the time of the purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(20)
Voting and dispositive power over the securities held by Stichting Pensioenfonds Hoogovens is exercised by Hans van de Velde, as CEO, and Jelles van As Craig, as Chief Information Officer. The address for Stichting Pensioenfonds Hoogovens is c/o Nomura Corporate Research and Asset Management Inc. as Investment Advisor, 309 W. 49th Street, 19th Floor, New York, New York 10019-7316.

(21)
Voting and dispositive power over the securities held by The Regents of the University of California is exercised by Randolph E. Wedding, Senior Managing Director, Fixed Income of the Office of the Treasurer of the Regents, University of California Retirement Plan, General Endowment Plan. The address for The Regents of the University of California is c/o Nomura Corporate Research and Asset Management Inc. as Investment Advisor, 309 W. 49th Street, 19th Floor, New York, New York 10019-7316.

(22)
Mr. Miller was previously our Chief Executive Officer and Chairman of our Board of Directors, but resigned from both positions on July 26, 2014.

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of Class A Shares to selling stockholders upon the exchange by such selling stockholders of JGW Common Interests or from the sale by the selling stockholders of any Class A Shares pursuant to this prospectus.

 PLAN OF DISTRIBUTION

        This prospectus relates to (a) up to an aggregate of 9,806,539 Class A Shares that may be issued by us to certain holders of JGW Common Interests upon the exchanges by such holders of JGW Common Interests of an equal number of such JGW Common Interests, (b) the sale by the selling stockholders named in this prospectus of up to an aggregate of 10,574,322 Class A Shares from time to time pursuant to this prospectus, (c) the issuance to, and the resale by, a selling stockholder of up to 966,434 Class A Shares issuable to such selling stockholder upon exercise of the warrants held by such selling stockholder. Certain of the Class A Shares registered under this prospectus will therefore only be issued to the extent that the selling stockholders exchange JGW Common Interests (or, where applicable, upon exercise of warrants) for Class A Shares, and (d) the sale by certain of the selling stockholders of up to 769,359 Class A Shares currently held by such selling stockholders.

        The selling stockholders may sell all or a portion of the Class A Shares offered hereby from time to time in the future directly or through one or more underwriters, broker-dealers or agents. If the Class A Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The Class A Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions through:

  •
  any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

  •
  the over-the-counter market;

  •
  transactions otherwise than on these exchanges or systems or in the over-the-counter market;

  •
  the writing of options, whether such options are listed on an options exchange or otherwise;

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  short sales;

  •
  sales pursuant to Rule 144;

  •
  transactions in which broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        If the selling stockholders effect such transactions by selling shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging in positions they assume. The selling stockholders may also sell shares short and deliver shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares to broker-dealers that in turn may sell such shares.

        The selling stockholders may pledge or grant a security interest in some or all Class A Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Class A Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision under the Securities Act of 1933, as amended, or the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the Class A Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        The selling stockholders and any broker-dealer participating in the distribution of the Class A Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. Any such broker-dealer will be named as an underwriter in a post-effective amendment to the shelf registration statement, of which this prospectus is a part, and any discounts and commissions to be paid to any such broker-dealer will be disclosed therein. At the time a particular offering of the Class A Shares is made, a prospectus, if required, will be distributed which will set forth the aggregate amount of Class A Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

        Under the securities laws of some states, the Class A Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Class A Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        There can be no assurance that any selling stockholders will sell any or all of the Class A Shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

        The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Class A Shares by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Class A Shares to engage in market-making activities with respect to the Class A Shares. All of the foregoing may affect the marketability of the Class A Shares and the ability of any person or entity to engage in market-making activities with respect to the Class A Shares.

        We will not receive any cash proceeds from our issuance of Class A Shares to the selling stockholders or the sale by the selling stockholders of our Class A Shares pursuant to this prospectus. Each selling stockholder will bear the cost of any underwriting discounts and selling commissions related to their respective offering and sale of shares of Class A Shares pursuant to this prospectus. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We, our affiliates and our respective directors, officers, employees, agents and control persons may be indemnified by the selling stockholders against liabilities that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the registration rights agreement, or we or they may be entitled to contribution.

        Once issued to the selling stockholders pursuant to the registration statement, of which this prospectus forms a part, the Class A Shares will be freely tradable in the hands of persons other than our affiliates.

 LEGAL MATTERS

        Certain legal matters relating to this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

        The consolidated financial statements of The J.G. Wentworth Company (prior to November 14, 2013, J.G. Wentworth, LLC and Subsidiaries) appearing in its Annual Report (Form 10-K) for the year ended December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Because we are incorporating by reference our future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some or all of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

        We file electronically with the SEC our annual reports on Form 10-K, quarterly interim reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Our SEC file number is 001-36170. These reports are available free of charge through our website as soon as reasonably practicable after we electronically file or furnish them to the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC's website can be found at http://www.sec.gov.

        All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after this registration statement is declared effective, and before the end of any offering made under this prospectus will be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus and any previously filed document. We incorporate by reference the following information that has been filed with the SEC:

  •
  our annual report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 13, 2015;

  •
  our Current Reports on Form 8-K, filed with the SEC on February 13, 2015, March 11, 2015 and March 31, 2015; and

  •
  those portions of our Definitive Proxy Statement on Schedule 14A, filed by us with the SEC on April 30, 2015, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2014.

        Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon written or oral request and at no cost to the requester. Requests for this information must be made to our General Counsel, Stephen Kirkwood, at 201 King of Prussia Road, Suite 501, Radnor, Pennsylvania 19087-5148 or by telephone at (484) 434-2300.

THE J.G. WENTWORTH COMPANY

Common Stock

P R O S P E C T U S

                        , 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated costs and expenses payable by The J.G. Wentworth Company (the "Registrant") in connection with the securities being registered hereby. All the amounts shown are estimates, except for the SEC registration fee:

SEC registration fee	$770.55
Printing and engraving expenses	45,000.00
Legal fees and expenses	40,000.00
Accounting fees and expenses	40,000.00
Transfer agent and registrar fees and expenses	5,000.00
Miscellaneous	10,000.00

Total	$140,770.55

        We will bear all of the expenses shown above.

Item 15.    Indemnification of Directors and Officers.

        Section 102 of the Delaware General Corporation Law, or the DGCL, allows a corporation to eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

        Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies if (i) such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

        Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

        Our certificate of incorporation states that no director shall be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it exists or may be amended. A director is also not exempt from liability for any transaction from which he or she derived an improper personal benefit, or for violations of Section 174 of the DGCL. To the maximum extent permitted under Section 145 of the DGCL, our certificate of incorporation authorizes us to indemnify any and all persons whom we have the power to indemnify under the law.

        Our bylaws provide that we will indemnify, to the fullest extent permitted by the DGCL, each person who was or is made a party or is threatened to be made a party in any legal proceeding by reason of the fact that he or she is or was our director or officer of us or is or was our director or officer serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. However, such indemnification is permitted only if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Indemnification is authorized on a case-by-case basis by (i) our board of directors by a majority vote of disinterested directors, (ii) a committee of the disinterested directors, (iii) independent legal counsel in a written opinion if (i) and (ii) are not available, or if disinterested directors so direct, or (iv) the stockholders. Indemnification of former directors or officers shall be determined by any person authorized to act on the matter on our behalf. Expenses incurred by a director or officer in defending against such legal proceedings are payable before the final disposition of the action, provided that the director or officer undertakes to repay us if it is later determined that he or she is not entitled to indemnification.

        We have entered into separate amended and restated indemnification agreements with our directors and certain officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our certificate of incorporation and bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our certificate of incorporation and bylaws.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. We maintain directors' and officers' liability insurance for our officers and directors.

        We maintain standard policies of insurance under which coverage is provided (a) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16.    Exhibits and Financial Statement Schedules.

  (a)
  Exhibits: The list of exhibits is set forth in the EXHIBIT INDEX of this Registration Statement and is incorporated herein by reference.

  (b)
  Financial Statement Schedules: No financial statement schedules are provided because the information called for is not applicable or is shown in the financial statements or notes thereto.

Item 17.    Undertakings.

        Each undersigned registrant hereby undertakes:

        (A)(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

            (a)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (b)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (B)  Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (C)  The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

        (D)  The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        (E)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Radnor, State of Pennsylvania on May 5, 2015.

THE J.G. WENTWORTH COMPANY
By:	/s/ STEWART A. STOCKDALE
	Name:	Stewart A. Stockdale
	Title:	Chief Executive Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ STEWART A. STOCKDALE Stewart A. Stockdale	Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2015
/s/ JOHN R. SCHWAB John R. Schwab	Chief Financial Officer (Principal Financial and Accounting Officer)	May 5, 2015
* Alexander R. Castaldi	Director	May 5, 2015
* Robert C. Griffin	Director	May 5, 2015
* Kevin Hammond	Director	May 5, 2015
* Paul S. Levy	Director	May 5, 2015

Name		Title	Date

* William J. Morgan		Director	May 5, 2015
* Robert N. Pomroy		Director	May 5, 2015
* Francisco J. Rodriguez		Director	May 5, 2015
*By:	/s/ JOHN SCHWAB John Schwab Attorney-in-Fact

EXHIBIT INDEX

Exhibit	Description
4.1	Specimen Class A common stock certificate of The J.G. Wentworth Company(1)
4.2	Registration Rights Agreement, dated as of November 14, 2013, by and among The J.G. Wentworth Company, JLL JGW Distribution, LLC and JGW Holdco, LLC and the other stockholders signatory thereto.(2)
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1)
24.1	Powers of Attorney*

*
Previously filed.

(1)
Filed as an exhibit to The J.G. Wentworth Company's Registration Statement on Form S-1 (File No. 333-191585), filed with the SEC on October 7, 2013, as amended to the date hereof.

(2)
Filed as an exhibit to The J.G. Wentworth Company's Quarterly Report on Form 10-Q (File No. 001-36170), filed with the SEC on December 23, 2013.

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